As Filed with the Securities and Exchange Commission on September 15, 2000
                                                 Registration No. 333-

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                             ---------------------

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     under
                          THE SECURITIES ACT OF 1933

                             ---------------------

MERRILL LYNCH & CO., INC.                                       DELAWARE                13-2740599
(Exact name of registrant as specified in               (State of incorporation)        (I.R.S. employer identification
charter)                                                                                number)

                           4 World Financial Center
                           New York, New York 10080
                                 (212)449-1000

   (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                             ---------------------

                             MARK B. GOLDFUS, ESQ.
                                General Counsel
                                 Corporate Law
                           Merrill Lynch & Co., Inc.
                                 222 Broadway
                           New York, New York 10038
                                 (212)670-0180

   (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ---------------------

                                  Copies to:
                           NORMAN D. SLONAKER, ESQ.
                               Brown & Wood LLP
                            One World Trade Center
                           New York, New York 10048

                             ---------------------

         Approximate date of commencement of proposed sale to public: From time to time after the effective date of this Registration Statement.

                             ---------------------

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                        CALCULATION OF REGISTRATION FEE

                                                                           Proposed         Proposed
         Title of each class                         Amount to be           maximum      Maximum aggregate      Amount of
 of securities to be registered(1)                   Registered           aggregate      offering price       registration
                                                                        price per unit                             fee(2)
-------------------------------------------------   --------------     --------------    ----------------     ------------
Common stock, par value $1.33 1/3 per share
 (including preferred share purchase
  rights) (1)..............                         17,100,602 shares        $68.94       $1,178,915,501         $311,233


                                                             -----------

(1) Prior to the occurrence of certain events, the preferred share purchase rights will not be evidenced separately from the common stock. The value attributed to these rights, if any, is reflected in the market price of the common stock.

(2) Calculated in accordance with Rule 457(c) based upon the average of the high and low prices of the common stock reported in the consolidated reporting system on September 13, 2000.

                                                             -----------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.



                             Subject to Completion
                Preliminary Prospectus dated September 15, 2000

PROSPECTUS

                                    [LOGO]

                               17,100,602 Shares

                           Merrill Lynch & Co., Inc.

                                 Common Stock

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted.

     o The selling shareholders listed under "Selling Shareholders" in this prospectus intend to offer and sell from time to time, up to 17,100,602 shares of the common stock of Merrill Lynch & Co. Inc. ("ML&Co."). The selling shareholders acquired the shares of common stock as consideration for ML&Co.'s acquisition of Herzog, Heine, Geduld, Inc. ("HHG"). The acquisition occurred under the terms of a merger agreement pursuant to which a subsidiary of ML&Co. was merged with HHG, thereby providing ML&Co. with full ownership of HHG.

     o The selling shareholders will offer the shares of common stock from time to time at market prices prevailing at the time of the sales or at negotiated prices.

     o The shares of our common stock offered under this prospectus may be sold by the shareholders, their pledgees, donees, transferees and successors-in-interest, directly or through agents, underwriters or broker/dealers as designated from time to time, through public or private transactions, on or off the New York Stock Exchange or through a combination of methods. To the extent required, the specific number of shares to be sold, the terms of the offering, including price, the names of any agent, broker/dealer or underwriter, and any applicable commission, discount or other compensation with respect to a particular sale will be set forth in an accompanying prospectus supplement.

     o On September 14, 2000, the last reported sale price of our common stock was $71 11/16.

     o The common stock is listed on the New York Stock Exchange under the trading symbol "MER" and on the Chicago Stock Exchange, Pacific Exchange, Paris Bourse, London Stock Exchange and Tokyo Stock Exchange.

     o   You should read this prospectus carefully before you invest.

         Neither the Securities and Exchange Commission (the "Commission") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                    The date of this prospectus is , 2000.



                               TABLE OF CONTENTS

                                                                     Page
                                                                     ----

Merrill Lynch & Co., Inc. ..........................................  3

USE OF PROCEEDS ....................................................  4

MARKET PRICES AND DIVIDEND POLICY...................................  4

DESCRIPTION OF COMMON STOCK.........................................  5

SELLING SHAREHOLDERS................................................  8

PLAN OF DISTRIBUTION................................................ 12

WHERE YOU CAN FIND MORE INFORMATION................................. 13

INCORPORATION OF INFORMATION WE FILE WITH THE SEC................... 13

VALIDITY OF COMMON STOCK............................................ 14

EXPERTS............................................................. 14

                           Merrill Lynch & Co., Inc.

     We are a holding company that, through our U.S. and non-U.S. subsidiaries and affiliates such as Merrill Lynch, Pierce, Fenner & Smith Incorporated ("MLPF&S"), Merrill Lynch Government Securities Inc., Merrill Lynch Capital Services, Inc., Merrill Lynch International, Merrill Lynch Capital Markets Bank Ltd. and Merrill Lynch Investment Managers, L.P. provides investment, financing, advisory, insurance, and related products on a global basis, including:

     o   securities brokerage, trading and underwriting;

     o investment banking, strategic services, including mergers and acquisitions and other corporate finance advisory activities;

     o   asset management;

     o brokerage and related activities in swaps, options, forwards, futures and other derivatives;

     o   securities clearance services;

     o   equity, debt and economic research;

     o banking, trust and lending services, including mortgage lending and related services;

     o   insurance sales and underwriting services; and

     o   investment advisory and related recordkeeping services.

         We provide these products and services to a wide array of clients, including individual investors, small businesses, corporations, governments, governmental agencies and financial institutions.

         Our principal executive office is located at 4 World Financial Center, New York, New York 10080; our telephone number is (212) 449-1000.

         If you want more information about us, please see the sections entitled "Where You Can Find More Information" and "Incorporation of Information We File with the SEC" in this prospectus.

     In this prospectus, "ML&Co.", "we", "us" and "our" refer specifically to Merrill Lynch & Co., Inc., the holding company.



                                USE OF PROCEEDS

         The selling shareholders will receive all of the proceeds from the sale of their shares of our common stock and we will not receive any proceeds from the sale of those shares.

                       MARKET PRICES AND DIVIDEND POLICY

         The common stock is listed and principally traded on the NYSE under the symbol "MER". The common stock will also be listed on certain other United States and foreign stock exchanges. There were approximately 16,353 registered holders of the common stock as of September 12, 2000. The table below sets forth the high and low sales prices of the common stock as reported for NYSE Composite Transactions and the quarterly cash dividends declared per share of the common stock during the periods indicated. The common stock prices and dividends reflect the retroactive effect of two-for-one stock splits, effected in the form of a 100% stock dividend, paid on May 30, 1997 and August 31, 2000, respectively. The common stock prices have been rounded to the nearest one-hundredth and the dividends have been rounded to the nearest one-thousandth.


                                                                          Price Range                Cash Dividends
                                                                ---------------------------
                                                                     Low               High            Declared
                                                               -----------       ----------          --------------
         1995

             First Quarter.............................        $    8.66          $  11.25               $.058
             Second Quarter............................            10.66             13.31                .065
             Third Quarter.............................            12.97             15.94                .065
             Fourth Quarter............................            12.53             16.19                .065
         1996

             First Quarter.............................         $  12.34          $  15.63               $.065
             Second Quarter............................            14.06             17.03                .075
             Third Quarter.............................            13.56             16.69                .075
             Fourth Quarter............................            16.28             21.28                .075
         1997

             First Quarter.............................         $  19.63          $  26.00               $.075
             Second Quarter............................            21.03             31.94                .100
             Third Quarter.............................            29.53             37.56                .100
             Fourth Quarter............................            30.63             39.09                .100
         1998

             First Quarter.............................         $  30.22          $  43.75               $.100
             Second Quarter............................            41.13             50.00                .120
             Third Quarter.............................            22.81             54.56                .120
             Fourth Quarter............................            17.88             40.00                .120
         1999

             First Quarter.............................         $  32.81          $  47.25               $.120
             Second Quarter............................            33.03             51.25                .135
             Third Quarter.............................            31.00             40.72                .135
             Fourth Quarter ...........................            31.19             44.22                .135
         2000

             First Quarter.............................         $  36.31          $  57.59               $.135
             Second Quarter............................            42.25             61.16                .150
             Third Quarter (through September 14, 2000)            56.81             74.63                .160


         On September 14, 2000, the last sale price per share of the common stock on the NYSE was $71 11/16 per share.


                          DESCRIPTION OF COMMON STOCK

         The following description sets forth the general terms of ML&Co. common stock and of the attached preferred stock purchase rights. The description set forth below is not complete, is subject to, and is qualified in its entirety by reference to, ML&Co.'s restated certificate of incorporation which is filed as an exhibit to the registration statement of which this prospectus is a part.

Terms of the Common Stock

         Under ML&Co.'s restated certificate of incorporation, ML&Co. is authorized to issue up to 1,000,000,000 shares of common stock, par value
$1.33 1/3 per share. As of September 12, 2000, there were 801,925,001 shares of common stock and 5,141,878 exchangeable shares (the "Exchangeable Shares") outstanding. The Exchangeable Shares are exchangeable at any time into common stock on a one-for-one basis and entitle holders to dividend, voting and other rights equivalent to common stock. The common stock is traded on the New York Stock Exchange under the symbol "MER" and also on the Chicago Stock Exchange, the Pacific Exchange, the Paris Bourse, the London Stock Exchange and the
Tokyo Stock Exchange.

         The common stock is fully paid and nonassessable. Holders of the common stock have no preemptive rights to subscribe for any additional securities which may be issued by ML&Co. The rights of holders of common stock are subject to, and may be adversely affected by, the rights of holders of any preferred stock that has been issued and may be issued in the future. As of September 12, 2000, 17,000,000 depositary shares, each representing a one-four-hundredth interest in a share of 9% Preferred Stock (the "9% Preferred Stock"), and one Special Voting Share (as defined below) were outstanding. The Board of Directors of ML&Co. may issue additional shares of preferred stock to obtain additional financing, in connection with acquisitions, to officers, directors and employees of ML&Co. and its subsidiaries pursuant to benefit plans or otherwise and for other proper corporate purposes.

         In connection with the acquisition of Midland Walwyn Inc. by ML&Co. in August 1998, ML&Co. issued a single share of preferred stock with special voting rights (the "Special Voting Share"), under the terms of a Voting and Exchange Trust Agreement entered into by Merrill Lynch & Co., Canada Ltd. ("ML Canada"), ML&Co. and Montreal Trust Company of Canada, as trustee (the "Voting Trust Agreement"). The Special Voting Share possesses a number of votes equal to the number of Exchangeable Shares of ML Canada issued and outstanding from time to time that are not owned by ML&Co. or its affiliates, which votes may be exercised for the election of directors and on all other matters submitted to a vote of ML&Co.'s shareholders. The holders of ML&Co.'s common stock and the holder of the Special Voting Share vote together as a class on all matters. See "--Voting Rights". The Special Voting Share was issued to the trustee under the Voting Trust Agreement. The holder of the Special Voting Share is not entitled to receive dividends, and, in the event of any liquidation, dissolution or winding up of ML&Co., will receive an amount equal to the par value of the Special Voting Share. When the Special Voting Share has no votes attached to it because there are no Exchangeable Shares outstanding not owned by ML&Co. or any of its affiliates, the Special Voting Share will cease to have any rights.

         ML&Co. is the principal transfer agent for the common stock.

         Because ML&Co. is a holding company, its rights, and the rights of holders of its securities, including the holders of common stock, to participate in the distribution of assets of any subsidiary of ML&Co. upon the subsidiary's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors and preferred shareholders, except to the extent ML&Co. may itself be a creditor with recognized claims against the subsidiary or a holder of preferred stock of the subsidiary.

Dividends

     ML&Co. may pay dividends on the common stock out of funds legally available for the payment of dividends as, if and when declared by the Board of Directors of ML&Co. or a duly authorized committee of the Board of Directors.

         As of the date of this prospectus, subsidiaries of ML&Co. have issued $2.668 billion of perpetual Trust Originated Preferred Securities (SM) ("TOPrS"). In connection with the issuance of the TOPrS, ML&Co. has agreed, among other things, that if full distributions on the TOPrS have not been paid or set apart for payment or ML&Co. is in default of its related guarantee obligations, ML&Co., with certain exceptions, will not declare or pay dividends, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to any of its capital stock, including the common stock.

Liquidation Rights

         Upon any voluntary or involuntary liquidation, dissolution, or winding up of ML&Co., the holders of its common stock will be entitled to receive, after payment of all of its debts, liabilities and of all sums to which holders of any preferred stock may be entitled, all of the remaining assets of ML&Co.

Voting Rights

         Except as pertaining to preferred stock (including the Special Voting Shares), the holders of the common stock currently possess exclusive voting rights in ML&Co. The Board of Directors of ML&Co. may, however, give voting power to any preferred stock which may be issued in the future. Each holder of common stock is entitled to one vote per share with respect to all matters. There is no cumulative voting in the election of directors. Actions requiring approval of shareholders generally require approval by a majority vote of outstanding shares.

         The Board of Directors of ML&Co. is currently comprised of 11 directors, divided into three classes, the precise number of members to be fixed from time to time by the Board of Directors. The directors of the class elected at each annual election hold office for a term of three years, with the term of each class expiring at successive annual meetings of shareholders.

Rights to Purchase Series A Junior Preferred Stock

         Under the Amended and Restated Rights Agreement, adopted on December 2, 1997 (the "Rights Agreement"), preferred purchase rights were distributed to holders of common stock. The preferred purchase rights are attached to each outstanding share of common stock and will attach to all subsequently issued shares. The preferred purchase rights entitle the holder to purchase fractions of a share ("Units") of Series A junior preferred stock at an exercise price of $300 per Unit, subject to adjustment from time to time as provided in the Rights Agreement. The exercise price and the number of Units issuable are subject to adjustment to prevent dilution.

         The preferred purchase rights will separate from the common stock ten days following the earlier of:

     o an announcement of an acquisition by a person or group of 15% or more of the outstanding common stock of ML & Co.; or

     o the commencement of a tender or exchange offer for 15% or more of the shares of common stock of ML&Co. outstanding.

         If, after the preferred purchase rights have separated from the common stock,

     o ML&Co. is the surviving corporation in a merger with an acquiring party,

     o a person becomes the beneficial owner of 15% or more of the common stock,

     o an acquiring party engages in one or more defined "self-dealing" transactions, or

     o an event occurs which results in the acquiring party's ownership interest being increased by more than 1%,

then, in each case, each holder of a preferred purchase right will have the right to purchase Units of Series A junior preferred stock having a value equal to two times the exercise price of the preferred purchase right. In addition, preferred purchase rights held by or transferred in certain circumstances by an acquiring party may immediately become void.

         In the event that, at any time,

     o ML&Co. is acquired in a merger or other business combination transaction and ML&Co. is not the surviving corporation,

     o any person consolidates or merges with ML&Co. and all or part of ML&Co.'s common stock is converted or exchanged for securities, cash or property of any other person, or

     o 50% or more of ML&Co.'s assets or earning power is sold or transferred,

each holder of a right will have the right to purchase common stock of the acquiring party having a value equal to two times the exercise price of the preferred purchase right.

         The preferred purchase rights expire on December 2, 2007. The preferred purchase rights are redeemable at the option of a majority of the independent directors of ML&Co. at $.01 per right at any time until the tenth day following an announcement of the acquisition of 15% or more of the common stock.

         The foregoing provisions of the Rights Agreement may have the effect of delaying, deferring or preventing a change in control of ML&Co.

         The certificate of designations of the Series A junior preferred stock provides that the holders of Units of the Series A junior preferred stock will be entitled to receive quarterly dividends in an amount to be determined in accordance with the formula set forth in the certificate of designations. These dividend rights are cumulative. The Series A junior preferred stock rank junior in right of payment of dividends to the 9% Preferred Stock and to all other preferred stock issued by ML&Co., unless the terms of any other preferred stock provide otherwise. The holders of Units of the Series A junior preferred stock will have one vote per Unit on all matters submitted to the shareholders of ML&Co., subject to adjustment. If at any time dividends on any Units of the Series A junior preferred stock are in arrears for a number of periods, whether or not consecutive, which in the aggregate is equivalent to six calendar quarters, then during that period of default, the holders of all Units, voting separately as a class, will have the right to elect two directors to the Board of Directors of ML&Co. Additionally, whenever quarterly dividends or other dividends or distributions payable on the Series A junior preferred stock are in arrears, ML&Co. shall not, among other things, declare or pay dividends on or make any other distributions on, or redeem or purchase or otherwise acquire for consideration any shares or capital stock of ML&Co. which ranks junior in right of payment to the Series A junior preferred stock, including the common stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of ML&Co., the holders of outstanding Units of the Series A junior preferred stock will be entitled to receive a distribution in an amount to be determined in accordance with the formula set forth in the certificate of designations before the payment of any distribution to the holders of common stock. The Units of Series A junior preferred stock are not redeemable. As of the date of this prospectus, there are no shares of Series A junior preferred stock outstanding.

Material Charter Provisions

         ML&Co.'s restated certificate of incorporation provides that, except under specified circumstances, ML&Co. may not merge or consolidate with any one or more corporations, joint-stock associations or non-stock corporations; sell, lease or exchange all or substantially all of its property and assets or dissolve without the affirmative vote of two-thirds of the entire Board of Directors of ML&Co. and the holders of a majority of the outstanding shares of common stock entitled to vote. Additionally, ML&Co.'s restated certificate of incorporation provides that specified business combinations involving ML&Co. and an interested shareholder or an affiliate or associate of that shareholder must be approved by 80% of the voting power of the outstanding shares of capital stock of ML&Co. entitled to vote generally in the election of directors. The vote of 80% of the voting power of the voting stock referred to in the immediately preceding sentence is required for amendment of these provisions. ML&Co.'s restated certificate of incorporation also provides that only the Board of Directors of ML&Co. has the authority to call special shareholder meetings.

         The foregoing provisions of ML&Co.'s restated certificate of incorporation may have the effect of delaying, deferring or preventing a change in control of ML&Co.

                             SELLING SHAREHOLDERS

         All of the selling shareholders are former equity owners of HHG. The selling shareholders acquired their shares under the terms of an Agreement and Plan of Merger, dated as of June 6, 2000, pursuant to which ML&Co. acquired HHG in July 2000. The shares were issued in exchange for HHG shares and in connection with the termination of the HHG employee benefits plan. The table below sets forth each selling shareholder's affiliation with ML&Co. and the aggregate number of shares of common stock owned by each selling shareholder prior to any offering of shares of our common stock pursuant to this prospectus.

         The selling shareholders may sell any or all of their shares indicated below on the NYSE, in the over-the-counter market, on any other securities exchange on which shares of common stock are listed or traded, in privately negotiated transactions or otherwise. Shares will be sold at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Transferees of these shareholders or other persons acquiring shares, may also use this prospectus.

         The selling shareholders will receive all of the net proceeds from the sale of shares and will pay any underwriting discounts and selling commissions. There can be no assurance that the selling shareholders will sell all or any portion of the shares offered by this prospectus.

                                                                                        Number of Shares
                                                                                       Beneficially Owned
                                                                                         Prior to Shelf
Name of Beneficial Owner                                  HHG Office/Position             Offering(1)
------------------------                                  -------------------          -------------------

Ackerman,                Tom                          Employee                                 2,836
Adler,                   Todd                         Employee                                 1,481
Alpert,                  Keith                        Employee                                 4,256
Auger,                   Benjamin                     Employee                                25,536
Areman,                  Stephen                      Employee                                 1,481
Bahl,                    Miles                        Employee                                 1,481
Baker,                   Andrew                       Employee                                34,050
Barrett,                 William                      Employee                                19,862
Barry,                   Peter                        Employee                                 2,836
Bartoletta,              Neal                         Employee                                 2,836
Battaglia,               Thomas                       Employee                                 5,674
Berger,                  Adam                         Employee                                 4,256
Bloch,                   Melvyn                       Employee                                40,860
Botfeld,                 Barry                        Former Employee                          7,092
Bradley,                 Kenneth                      Vice President and CFO                  10,330
Brady,                   Dan                          Employee                                 1,418
Briscoe,                 Chris                        Employee                                 4,256
Buccarelli,              John                         Employee                                 2,836
Castellano,              Raffelina                    Employee                                11,350
Christofilis,            Charles                      Senior Vice President,                  24,118
                                                      General Counsel and Secretary
Connolly,                Donna                        Employee                                25,536
Cordilone,               Linda                        Employee                                 7,092
Corrao,                  James  Jr.                   Employee                                35,468
Critelli,                Anthony                      Employee                                 5,674
Cullen,                  Ronald                       Employee                                 4,256
Curley,                  John T. Jr.                  Employee                                12,768
Curley,                  James G.                     Employee                                25,536
Curley,                  John Sr.                     Employee                                92,220
DaPonte,                 Andy                         Senior Vice President                   25,536
De Lauro,                Alan                         Senior Vice President                   25,536
Delf,                    Harry                        Employee                                 1,418
Diaz,                    David                        Employee                                 1,418
DiStefano,               Jack                         Employee                                14,186
Duddie,                  Michael                      Employee                                 8,512
Duncan,                  Betty                        Employee                                14,186
Dunchus,                 Gary                         Employee                                21,444
Everloff,                Kathleen                     Employee                                 1,418
Fasone,                  Anthony                      Employee                                63,844
Feder,                   Arthur B.                    Employee                                11,350
Fenimore,                John                         Senior Vice President                   19,862
Ferino,                  Bill                         Employee                                 1,418
Ford,                    Robert                       Employee                                 2,836
Frazzitta,               Joseph IRA                   Senior Vice President and CAO            4,256
Geduld,                  Irwin                        Executive Vice President             1,940,568
Geduld,                  Emanuel E.                   Chairman, President and CEO          4,972,438
Geduld,                  Steven                       Employee                                11,896
Geraci,                  Anthony                      Executive Vice President               124,852
Gilchrist,               John                         Employee                                12,768
Gisehaltz,               Rebecca                      Employee                                 2,836
Goldsmith,               Jeff                         Employee                                 2,836
Gordon,                  Howard                       Employee                                 2,836
Gottesman,               Joseph                       Employee                                39,724
Gottlieb,                John                         Employee                                 5,674
Graulich,                Karl                         Employee                                56,750
Hagan,                   Edward                       Employee                                 8,512
Hammer,                  Ron                          Employee                                17,024
Hartwyk,                 Paul                         Employee                                28,374
Herzog,                  John H.                      Chairman Emeritus                    1,798,902
Herzog,                  David                        Employee                                   440
Herzog,                  Victoria                     Employee                                   400
Hodge,                   Bob                          Employee                                 2,836
Hurvich,                 Lawrence                     Employee                                 7,092
Ingrassia,               Mike                         Employee                                 1,418
Jaeger,                  Frank                        Employee                                 8,512
Kaplan,                  Charles                      Employee                                 1,418
Keene,                   Allan                        Employee                                 2,836
Keene,                   Steven                       Employee                                 2,836
Kilgallen,               Kevin                        Employee                                 7,092
Lampach,                 Jay                          Employee                                 8,512
Leahy,                   William                      Employee                                14,186
Lease,                   William                      Vice President                          17,024
Leitzes,                 Martin  IRA                  Employee                                14,186
Lentini,                 Alfonse                      Employee                                 4,256
Logan,                   Jerome Joseph                Vice President                         168,262
Mahoney,                 James                        Employee                                 7,092
Malespina,               James                        Employee                                42,562
Mandel,                  Danny                        Employee                                 8,512
Mayer,                   Ken                          Employee                                 1,418
Mayers,                  Scott                        Employee                                 4,256
McCaffrey,               Kevin                        Employee                                 1,418
Meselsohn,               Gary                         Employee                                11,350
Minkoff,                 David                        Employee                                 2,836
Morano,                  Gerard                       Employee                                 8,512
Morton,                  Carol S.                     Employee                                 2,836
Nelson,                  Steve                        Vice President                           1,418
Nickas,                  Angelo                       Employee                                11,350
Niejadik,                Kenneth                      Employee                                 1,418
Neustein,                Charles                      Employee                                 1,418
Occhiogrosso,            Tom                          Employee                                 1,418
Ong Yu,                  Janet                        Employee                                 2,836
Pento,                   Christopher                  Employee                                 1,418
Perlstein,               Myron                        Employee                                 5,674
Petrik,                  Gerard                       Employee                                 5,674
Reddington,              James                        Employee                                 5,674
Richman,                 Jill                         Employee                                 2,836
Rothman,                 Martin                       Employee                                 1,418
Russo,                   John                         Employee                                 4,256
Sadtler,                 Stephen                      Employee                                 5,674
Schepp,                  Craig                        Employee                                 2,836
Schupak,                 Lenny                        Employee                                 1,418
Semon,                   Daniel                       Employee                                18,444
Sheppard,                Stuart                       Employee                                31,212
Sparks,                  Robert                       Employee                                11,350
Stanley,                 Charles                      Employee                                17,024
Steinmetz,               Joyce                        Employee                                 1,418
Stewart,                 Brian                        Employee                                 1,418
Tarantino,               Joseph IRA                   Employee                                 8,512
Tarantino,               Joseph                       Employee                                 7,094
Tartell,                 Jodi                         Employee                                11,290
Terrio,                  Richard                      Employee                                 4,256
Tierney,                 Chris                        Employee                                 8,512
Venois,                  Mary                         Employee                                 1,418
Wacht,                   Harvey                       Senior Vice President                  113,502
Wasserberge,             Jacqueline                   Employee                                 1,418
Wasserman,               Dave                         Employee                                 2,836
Weiss,                   Jeffrey                      Employee                                 5,674
Weissman,                Robin                        Employee                                 4,256
Wenkel,                  Gerry                        Employee                                 1,418
Yager,                   Elaine                       Employee                                 1,418
Zipper,                  Bradley                      Employee                               152,656

ESOP - Common                                                                              5,239,232
Jonathan Bloch (Employee) Trust                                                               10,214
John Herzog Family Trust                                                                      85,126
Herzog Business Holdings, L.P.                                                               329,154
1997 Irwin Geduld  Family Trust                                                              102,718
2000 Irwin Geduld Grantor Retained Annuity Trust I                                           187,562
2000 Irwin Geduld Grantor Retained Annuity Trust II                                          187,562
Emanuel E. Geduld 1997 H.H.G. Trust                                                           62,426
Emanuel E. Geduld 2000 GRAT                                                                  425,632

(1) The shares offered by this prospectus may be sold by the selling shareholders from time to time. The number of shares, if any, offered by each selling shareholder and the corresponding number of shares beneficially owned by each selling shareholder after each sale will vary depending upon the terms of the individual sales.

                             PLAN OF DISTRIBUTION

         This prospectus may be used in connection with resales or redistributions of common stock by a selling shareholder. Such a resale or redistribution may be effected directly or indirectly through brokers or dealers or in a distribution by one or more underwriters on a firm commitment or best efforts basis, on the NYSE, in the over-the-counter market, on any other securities exchange on which shares of common stock are listed or traded, in privately negotiated transactions or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Resale or redistribution also may be effected through:

     o a block trade, which may involve cross trades, in which the broker or dealer engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     o purchases by a broker or dealer as principal and resale by such broker or dealer for its own account;

     o exchange distributions and/or secondary distributions in accordance with the rules of the NYSE;

     o ordinary brokerage transactions and transactions in which the broker solicits purchasers;

     o an offering at other than a fixed price on or through the facilities of the NYSE or to or through a market maker other than on the NYSE;

     o pledges to lenders as collateral to secure loans, credit or other financing arrangements and any subsequent foreclosure thereunder; and

     o   any other legally available means.

         In connection with resales or redistributions of ML&Co. common stock or otherwise, a selling shareholder may enter into hedging transactions with brokers, dealers or other financial institutions. In connection with these transactions, brokers, dealers or other financial institutions may engage in short sales of the common stock in the course of hedging the positions they assume with the selling shareholders. A selling shareholder may also enter into options or other transactions with brokers, dealers or other financial institutions which require the delivery to that broker, dealer or other financial institution of common stock which common stock may be resold by such broker, dealer or other financial institution pursuant to this prospectus. In effecting sales, brokers or dealers engaged by a selling shareholder may arrange for other brokers or dealers to participate. Any public offering price and any discount or concessions allowed or reallowed or paid to dealers may be changed from time to time. The broker-dealers participating in these resales or redistributions may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended, (the "Securities Act"), and any profit on the sale of the shares of common stock and any commissions received by these broker-dealers may be regarded as underwriting commissions under the Securities Act. The shares of common stock may be sold from time to time at varying prices determined at the time of sale or at negotiated prices.

     ML&Co. will pay all expenses in connection with the registration of the ML&Co. common stock. The selling shareholders will pay any brokerage or underwriting commissions and taxes of any kind, including, without limitation, transfer taxes.

         In connection with resales and redistributions, the following information will, to the extent then required, be provided in the applicable prospectus supplement: the number of shares to be sold, the purchase price, the public offering price, if applicable, the name of any underwriter, agent or broker-dealer, and any applicable commissions, discounts or other items constituting compensation to underwriters, agents or broker-dealers with respect to the particular sale or distribution.

                      WHERE YOU CAN FIND MORE INFORMATION

         We file reports, proxy statements and other information with the SEC. Our SEC filings are also available over the Internet at the SEC's web site at http://www.sec.gov. The address of the SEC's Internet site is provided solely for the information of prospective investors and is not intended to be an active link. You may also read and copy any document we file by visiting the SEC's public reference rooms in Washington, D.C., New York, New York, and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information about the public reference rooms. You may also inspect our SEC reports and other information at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

         This prospectus summarizes material provisions of contracts and other documents that we refer you to. Because the prospectus may not contain all the information that you may find important, you should review the full text of these documents. We have included copies of these documents as exhibits to our registration statement of which this prospectus is a part.

               INCORPORATION OF INFORMATION WE FILE WITH THE SEC

         The SEC allows us to incorporate by reference the information we file with them, which means:

     o   incorporated documents are considered part of the prospectus;

     o we can disclose important information to you by referring you to those documents; and

     o information that we file with the SEC will automatically update and supersede this incorporated information.

         We incorporate by reference the documents listed below which were filed with the SEC under the Exchange Act of 1934 (the "Exchange Act"):

     o   annual report on Form 10-K for the year ended December 31, 1999;

     o quarterly reports on Form 10-Q for the periods ended March 31, 2000 and June 30, 2000; and

     o current reports on Form 8-K dated January 25, 2000, March 3, 2000, March 31, 2000, April 17, 2000, May 3, 2000, May 24, 2000, June 29,
         2000, July 18, 2000, August 2, 2000, August 4, 2000 and September 13,
         2000.

         We also incorporate by reference each of the following documents that we will file with the SEC after the date of this prospectus until this offering is completed or after the date of this initial registration statement and before the effectiveness of this registration statement:

     o   reports filed under Sections 13(a) and (c) of the Exchange Act;

     o definitive proxy or information statements filed under Section 14 of the Exchange Act in connection with any subsequent shareholders' meeting; and

     o   any reports filed under Section 15(d) of the Exchange Act.

         You should rely only on information contained or incorporated by reference in this prospectus. We have not, and MLPF&S has not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and MLPF&S is not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.

         You should assume that the information appearing in this prospectus is accurate as of the date of this prospectus only. Our business, financial condition and results of operations may have changed since that date.

     You may request a copy of any filings referred to above (excluding exhibits), at no cost, by contacting us at the following address: Mr. Lawrence
M. Egan, Jr., Corporate Secretary's Office, Merrill Lynch & Co., Inc., 222 Broadway, 17th Floor, New York, New York 10038, Telephone: (212) 670-0432.


                           VALIDITY OF COMMON STOCK

     The validity of the common stock will be passed upon for ML&Co. by Brown & Wood LLP, New York, New York.


                                    EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this prospectus by reference from the Annual Report on Form 10-K of ML& Co. and subsidiaries for the year ended December 31, 1999 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports (each of which express an unqualified opinion and which report on the consolidated financial statements includes an explanatory paragraph for the change in accounting method in 1998 for certain internal-use software development costs to conform with Statement of Position 98-1), which are incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

         With respect to unaudited interim financial information for the periods included in the Quarterly Reports on Form 10-Q which are incorporated herein by reference, Deloitte & Touche LLP have applied limited procedures in accordance with professional standards for a review of such information. However, as stated in their reports included in such Quarterly Reports on Form 10-Q and incorporated by reference herein, they did not audit and they do not express an opinion on such interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP is not subject to the liability provisions of Section 11 of the Securities Act for their reports on unaudited interim financial information because such reports are not "reports" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act.



                                    [LOGO]

                               17,100,602 Shares

                           Merrill Lynch & Co., Inc.

                                 Common Stock

                                --------------

                                  PROSPECTUS

                                --------------










                                                                 , 2000


                                    PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

         Item 14. Other Expenses of Distribution.

                  The following table sets forth all expenses in connection with the distribution of the securities being registered. All the amounts shown are estimates, except the registration fee.

Registration fee............................................  $311,233
Fees and expenses of accountants............................  $6,000
Fees and expenses of counsel................................  $25,000
Printing expenses...........................................  $30,000
Miscellaneous...............................................  $40,000

        Total...............................................  $412,233


         Item 15. Indemnification of Directors and Officers.

                  Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, has no reasonable cause to believe such person's conduct was unlawful.

                  Article XIII, Section 2 of the Restated Certificate of Incorporation of ML&Co. provides in effect that, subject to certain limited exceptions, ML&Co. shall indemnify its directors and officers to the extent authorized or permitted by the General Corporation Law of the State of Delaware.

                  The directors and officers of ML&Co. are insured under policies of insurance maintained by ML&Co., subject to the limits of the policies, against certain losses arising from any claim made against them by reason of being or having been such directors or officers. In addition, ML&Co. has entered into contracts with all of its directors providing for indemnification of such persons by ML&Co. to the full extent authorized or permitted by law, subject to certain limited exceptions.

         Item 16. List of Exhibits

         ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

                  (a)      Exhibits

                  The following exhibits are filed herewith or incorporated herein by reference.

EXHIBIT
 NUMBER                                   DESCRIPTION

4.1      Restated Certificate of Incorporation of Registrant, dated
         April 28, 1998. (1)

4.2 Amended and Restated By-Laws of Registrant, effective as of July 26, 1999. (2)

4.3 Amended and Restated Rights Agreement, dated as of December 2, 1997 between the Registrant and ChaseMellon Shareholder Services L.L.C. (3)

4.4      Form of certificate representing the common stock. (4)

4.5 Certificate of Designation dated August 20, 1998 for Special Voting Stock, relating to the Registrant's Restated Certificate of Incorporation effective as of April 28, 1998. (5)

4.6 Certificate of Designation dated December 17, 1987 relating to the Registrant's Series A Junior Preferred Stocks. (6)

4.7 Certificate of Designation of the Registrant establishing the rights, preferences, privileges, qualifications, restrictions, and limitations relating to the Registrant's 9% Preferred Stock. (7)

5 Opinion of Brown & Wood LLP as to the legality of the Registrant's common stock being registered hereby (filed herewith).

15       Letter re: Unaudited Interim Financial Information. (8)

23.1 Consent of Brown & Wood LLP with respect to the legality of securities being registered (contained in Exhibit 5).

23.2 Consent of Deloitte & Touche LLP, independent auditors with respect to financial statements of the Registrant.

24.1     Power of Attorney (included on page II-4).



--------
1 Incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998.

2 Incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 24, 1999.

3 Incorporated by reference to Exhibit 4 to the Registrant's Current Report on Form 8-K dated December 2, 1997.

4 Incorporated by reference to Exhibit 4(uuuu) to the Registrant's Registration Statement on Form S-3 (File No. 333-44173).

5 Incorporated by reference to Exhibit 3 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 25, 1998.

6 Incorporated by reference to Exhibit 3(f) to the Registrant's Registration Statement on Form S-3 (File No. 333-19975).

7 Incorporated by reference to Exhibit 3(i) to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 27, 1998.

8 Incorporated by reference to Exhibit 15 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended March 31, 2000.



         Item 17. Undertakings

                  (a)  The undersigned registrant hereby undertakes:

                           (1) To file, during any period in which
                           offers or sales are being made, a post-effective amendment to this registration statement:

                                    (i)  To include any prospectus required
                           by Section 10(a)(3) of the Securities Act of 1933;

                                    (ii) To reflect in the prospectus any
                           facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                                    (iii) To include any material information
                           with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                                    provided, however, that paragraphs
                  (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                           (2) That, for the purpose of determining any
                  liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                           (3) to remove from registration by means of
                  a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

                  (b) That, for purpose of determining any liability under the Securities Act of 1933, each filing of such registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of such registrant pursuant to the provisions referred to in Item 15 of this registration statement, or otherwise, such registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in such Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by such registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York and State of New York on the 15th day of September, 2000.

                                           MERRILL LYNCH & CO., INC.

                              By:            /s/ David H. Komansky
                                            ---------------------------
                                             David H. Komansky
                                             (Chairman of the Board, Chief
                                             Executive Officer and Director)

                  KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David H. Komansky, Thomas H. Patrick and Stephen L. Hammerman, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his name or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities indicated on the 15th day of September, 2000.

         Signature                                                    Title
         ---------                                                    -----
   /s/ David H. Komansky                 Chairman of the Board, Chief Executive Officer and Director
----------------------------
   (David H. Komansky)

   /s/ Thomas H. Patrick                 Executive Vice President and Chief Financial Officer (Principal Financial Officer)
----------------------------
   (Thomas H. Patrick)

  /s/ Ahmass L. Fakahany                 Senior Vice President and Controller (Principal Accounting Officer)
----------------------------
  (Ahmass L. Fakahany)

  /s/ W. H. Clark                        Director
----------------------------
 (W. H. Clark)



         Signature                                         Title
         ---------                                         -----

  /s/ Jill K. Conway                                     Director
----------------------------
 (Jill K. Conway)

 /s/ Stephen L. Hammerman                                Director
------------------------
(Stephen L. Hammerman)

/s/ George B. Harvey                                     Director
----------------------------
(George B. Harvey)

/s/ William R. Hoover                                    Director
----------------------------
(William R. Hoover)

/s/ Robert P. Luciano                                    Director
----------------------------
(Robert P. Luciano)

/s/ David K. Newbigging                                  Director
----------------------------
(David K. Newbigging)

/s/ Aulana L. Peters                                     Director
----------------------------
(Aulana L. Peters)

/s/ John J. Phelan, Jr.                                  Director
----------------------------
(John J. Phelan, Jr.)

/s/ John L. Steffens                                     Director
----------------------------
(John L. Steffens)